EXHIBIT 10.6



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, dated as of February 17, 2006 (this "Agreement"), by and among FluoroPharma, Inc., a Delaware corporation (the "Company"), QuantRx Biomedical Company, a Nevada corporation ("QuantRx") and the holders of Common Stock of the Company, par value $.001 (the "Common Stock"), listed on the Schedule of Investors attached hereto as Schedule 1, as amended from time to time in accordance with the provisions hereof (each, individually, an "Investor" and, collectively, the "Investors"). QuantRx and the Investors shall be referred to herein collectively as the "Stockholders". Capitalized terms appearing herein but not defined herein have the meanings ascribed to such terms in the Investment Agreement (defined below).

                              PRELIMINARY STATEMENT

          Pursuant to a Stock Purchase Agreement, dated as of October 1, 2004 (the "Purchase Agreement"), by and among the Company and the investors in the Company listed on the Schedule of Investors attached thereto (the "Original Investors"), the Company issued to the Original Investors shares of Preferred Stock of the Company, par value $.001 (the "Preferred Stock"), and warrants (the "Warrants") to purchase shares of Common Stock. In connection with and as a condition to the Original Investors' purchase of the Preferred Stock and the Warrants from the Company, the Original Investors requested that the Company make certain covenants to them and that the Company enter into an Investors' Rights Agreement. The Original Investors and the Company entered into the Investors' Rights Agreement on October 1, 2004 (the "Original Agreement").

          Pursuant to a Mutual Release Agreement, dated as of July __, 2005 (the "Release Agreement"), by and between the Company and Boston Life Sciences, Inc. ("BLSI"), the Company issued to BLSI 25,000 shares of Preferred Stock. In connection with and as a condition to BLSI's purchase of the Preferred Stock and execution of the Release Agreement, BLSI requested that the Company make certain covenants to them and the Company enter into an Investors' Rights Agreement. BLSI and the Company entered into the Investors' Rights Agreement as of July __, 2005 (the "BLSI Agreement").

          Pursuant to an Investment Agreement, dated as of February 17, 2006 (the "Investment Agreement"), between QuantRx and the Company, the Company (i) issued and sold to QuantRx 1,050,000 shares of Common Stock (the "Shares") and an option to purchase 230,000 shares of Common Stock (the "Option") and (ii) granted to QuantRx the right, to acquire a majority of the issued and outstanding shares of Common Stock through a series of staged investments as described in the Investment Agreement. In connection with and as a condition to QuantRx's purchase of the Shares and the Option from the Company, QuantRx requested that the Company, BLSI and the Original Investors make certain covenants to them and that the Company, BLSI and the Original Investors amend and restate the Original Agreement and the BLSI Agreement. In addition, in accordance with and as required by the Investment Agreement, all issued and outstanding shares of Preferred Stock have been converted into shares of Common Stock and, as of the date hereof, there are no shares of Preferred Stock outstanding.


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                              TERMS AND CONDITIONS

          NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                            COVENANTS OF THE COMPANY

          Section 1.1 Financial Statements, Reports, etc. So long as an Investor or QuantRx (or any Transferee permitted under this Agreement) owns at least 200,000 shares of Common Stock, the Company shall furnish to such Investor and QuantRx:

                  (a) Within 30 days after the end of each calendar month, an unaudited financial report of the Company, which report shall be prepared substantially in accordance with GAAP consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments neither individually nor in the aggregate material and (ii) omit the notes thereto that may be required for the report to comply with GAAP) and shall be certified by either the chief executive officer or the chief financial officer of the Company to have been so prepared, and which shall include the following:

                        (i) an income statement for such month, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month;

                        (ii) a balance sheet as of the last day of such month;

                        (iii) a statement of cash flows for such month; and

                        (iv) a comparison between the actual figures for such month and the comparable figures included in the Budget referred to in
          Section 1.2 for such month.

                  (b) Within 60 days after the end of each fiscal quarter (90 days of the fiscal year end), an unaudited financial report of the Company, which report shall be prepared in accordance with GAAP consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments neither individually nor in the aggregate material and (ii) omit the notes thereto that may be required for the report to comply with GAAP) and shall be certified by either the chief executive officer or the chief financial officer of the Company to have been so prepared, and which shall include the following:

                        (i) an income statement for such quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such quarter:

                        (ii) a balance sheet as of the last day of such quarter;


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                        (iii) a statement of cash flows for such quarter; and

                        (iv) a comparison between the actual figures for such quarter and the comparable figures included in the Budget referred to in Section 1.2 for such quarter.

                  (c) If for any period the Company shall have any subsidiary whose accounts are consolidated with those of the Company, the financial statements delivered pursuant to the foregoing Section 1.1(b) for such period shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

                  (d)   Promptly upon becoming available:

                        (i) copies of all financial statements, reports, notices, press releases, proxy statements and other documents sent by the Company to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with the SEC or any securities exchange;

                        (ii) copies of each Budget referred to in Section 1.2, and all changes therein and deviations therefrom, approved by the Board of Directors of the Company (the "Board"); and

                        (iii) any other financial or other information available to management of the Company as any Investor holding the requisite number of shares specified above or QuantRx shall have reasonably requested.

          Section 1.2 Budget and Operating Forecast. With respect to each fiscal year after the fiscal year ending December 31, 2006, the Company shall prepare and submit a proposed budget to the Board at least 30 days prior to the beginning of each such fiscal year. The proposed budget shall be accepted as the budget (the "Budget") for such fiscal year when it has been approved by the Board. The Budget shall be reviewed by the Company periodically and all material changes therein and all material deviations therefrom which are proposed to be made by the Company shall be resubmitted to the Board and shall be accepted when approved by, and the Company shall not make any such material changes to or material deviations from the Budget without such approval of, the Board. The Budget shall include an income statement, balance sheet and cash flow information.

         Section 1.3 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement that by its terms or performance restricts the Company's performance of this Agreement.

         Section 1.4 Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules, regulations and orders.

         Section 1.5 Certificate of Incorporation; Bylaws. The Company shall at all times maintain provisions in its Bylaws or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to


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the maximum extent permitted under the laws of the State of Delaware.

          Section 1.6 Corporate Existence. The Company shall preserve, protect and maintain, in all material respects, its corporate existence, rights, franchises and privileges necessary or useful to the proper conduct of its business, including all material licenses and other rights to use patents and intellectual property rights necessary for the conduct of its business, including, but not limited to, the intellectual property set forth on Schedule 1.6.

          Section 1.7. Insurance. The Company, upon commencement of its business operations and thereafter while such operations are being conducted, shall obtain and maintain in full force and effect such policies of business and property insurance, with insurers of recognized financial strength as reasonably determined by the Company and with such types and amounts of coverages as shall be reasonably appropriate in the judgment of the Company, to protect the Company's assets and business against a material loss.

          Section 1.8. Books and Records. The Company and QuantRx agree that at and after the Closing, so long as QuantRx holds at least 15% of the issued and outstanding shares of Common Stock on a Fully Diluted Basis, Walter Witoshkin or his designee shall be responsible for the preparation, maintenance and control of the books and records of the Company, including, but not limited to, the (i) preparation of the information required to be prepared and delivered to the Investors under Sections 1.1 and 1.2 and (ii) the ability of Mr. Witoshkin to endorse checks on behalf of the Company. The Company agrees for this purpose to appoint Mr. Witoshkin as Secretary of the Company and shall (and shall cause its subsidiaries to): (i) transfer or cause the transfer of the existing book and records of the Company and information and other documents related thereto, (ii) provide Mr. Witoshkin access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof and (iii) furnish promptly to Mr. Witoshkin such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as Mr. Witoshkin may reasonably request.


               ARTICLE II - RESTRICTIONS ON TRANSFER BY INVESTORS;
                                RIGHT OF REFUSAL

          The following provisions of this Article II shall terminate immediately upon, and shall not apply with respect to, the consummation of a QPO.

         Section 2.1 Restrictions on Transfer by Investors. Each Investor agrees that such Investor will not, without the prior written consent of QuantRx for as long as QuantRx owns, beneficially and of record, 15% of the issued and outstanding Common Stock of the Company on a Fully Diluted Basis, Transfer all or any portion of the Securities now owned or hereafter acquired by such Investor, except in connection with, and strictly in compliance with, the conditions of this Article II, and otherwise in compliance with the Securities Act and other applicable securities or "blue sky" laws.

          Section 2.2 Permitted Transfers by Investors. Notwithstanding anything herein to the contrary, the provisions of Section 2.3 shall not apply to a (i) Transfer as a bona fide gift to any


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Person or Persons by an Investor of up to 25,000 shares of Common Stock held by such Investor as of the date hereof; provided, however, that such Transfers shall not exceed 50,000 shares of Common Stock in the aggregate, (ii) Transfers to the spouse, parent, children or siblings of such Investor or to a trust or family limited partnership for the benefit of any of them, (iii) Transfers for estate planning purposes, including Transfers upon the death of any Investor to such Investor's heirs, executors or administrators or to a trust under such Investor's will, or Transfers between such Investor and such Investor's guardian or conservator, (iv) a Transfer by Marc E. Lanser M.D. to QuantRx of 100,000 shares of Common Stock, (v) a Transfer by Dr. David R. Elmaleh to QuantRx of 100,000 shares of Common Stock,(vi) Transfers by Dr. David R. Elmaleh of not more than 54,000 shares of Common Stock to one or more holders or former holders of the Series A Convertible Preferred Stock of the Company, (vii) a Transfer by David Hillson to QuantRx of 100,000 shares of Common Stock and (viii) Transfers to an Affiliate of an Investor, provided that the Investor shall have given prior written notice to QuantRx and the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A providing that all Securities so Transferred shall continue to be subject to all provisions of this Agreement as if such Securities were still held by an Investor. Notwithstanding anything to the contrary in this Agreement (except
Section 2.5) or any failure by a Transferee under this Section 2.2 to execute a Joinder Agreement, such Transferee shall take any Securities so Transferred subject to all provisions of this Agreement as if such Securities were still held by the Investor making such Transfer, whether or not they so agree in writing.

          Section 2.3 Right of Refusal for Investor Sales. In the event that any of the Investors (i) entertains a bona fide offer to purchase all or any portion of the Securities held by such Investor from any non-Affiliate (an "Investor Buyer"), which offer must be accompanied by firm financing commitments and not be subject to any material contingency, or (ii) otherwise proposes to Transfer in the absence of an identified Investor Buyer all or any portion of the Securities held by such Investor (in each case, an "Investor Offer"), such Investor (a "Transferring Investor") may Transfer such Securities solely pursuant to and in accordance with the following provisions of this Section 2.3:

                  (a) Offer Notice. The Transferring Investor shall cause the Investor Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company, each other Investor and QuantRx of such Transferring Investor's desire to effect the Investor Offer and otherwise comply with the provisions of this Section 2.3 (such notice, the "Investor Offer Notice"). The Investor Offer Notice shall constitute an irrevocable offer to sell all of the Securities which are the subject of the Investor Offer (the "Investor Offered Securities") to the Company, each Investor and QuantRx on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Investor Offer. The Investor Offer Notice shall, if applicable, be accompanied by a true and complete copy of the Investor Offer from an Investor Buyer, which shall identify the Investor Buyer and all relevant information in connection therewith.

                  (b) QuantRx Option. QuantRx shall have the first option to purchase all but not less than all of the Investor Offered Securities. At any time within 10 days after receipt by QuantRx of the Investor Offer Notice (the "Investor QuantRx Option Period"), QuantRx may elect to purchase all (but not less than all) of the Investor Offered Securities and shall give


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written notice of such election (the "Investor QuantRx Acceptance Notice") to the Transferring Investor within the Investor QuantRx Option Period, which notice shall indicate the number of Securities that QuantRx is willing to purchase. The Investor QuantRx Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Securities covered by the Investor QuantRx Acceptance Notice. If QuantRx accepts the offer to purchase all of the Investor Offered Securities, the closing for such purchase of the Investor Offered Securities by the Company under this
Section 2.3(b) shall take place within 30 days following the expiration of the Investor QuantRx Option Period or on such other date as may be agreed to by the Transferring Investor and QuantRx. If QuantRx fails to purchase all of the Investor Offered Securities by failing to exercise its option within the Investor QuantRx Option Period, the Transferring Investor shall so notify each other Investor promptly (the "Additional Investor Offer Notice"), which Additional Investor Offer Notice shall identify the Investor Offered Securities that QuantRx has not elected to purchase (the "Remaining Investor Securities"). The Remaining Investor Securities shall be subject to the options granted to the Investors pursuant to Section 2.3(c) below. In addition, if QuantRx elects to purchase all Investor Offered Securities and fails to consummate such purchase within the period provided, such Securities shall be subject to the options granted the Investors pursuant to Section 2.3(c) below.

                  (c) Investors' and Option. If QuantRx fails to purchase all of the Investor Offered Securities under Section 2.3(b) above, at any time within 10 days after receipt by the other Investors of the Additional Investor Offer Notice (the "Investor Option Period"), the other Investors may elect to purchase all but not less than all (such amount being determined based upon the aggregate number of shares elected to be purchased by such other Investors pursuant to the operation of the provisions of this paragraph (c) in its entirety) of the Remaining Investor Securities and shall give written notice of such election (the "Investor Acceptance Notice") to the Transferring Investor and other Investor within the Investor Option Period, which notice shall indicate the maximum number of Securities that the Investor is willing to purchase, including the number of Securities it would purchase if one or more other Investors do not elect to purchase their Pro Rata Fraction. The Investor Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Securities covered by the Investor Acceptance Notice. The closing for any purchase of Securities by the Investors under this Section 2.3(c) shall take place within 30 days following the expiration of Investor Option Period or on such other date or at such other place as may be agreed to by the Transferring Investor and such Investors. The Transferring Investor shall notify each other Investor promptly if any Investor fails to offer to purchase all of its Pro Rata Fraction. In addition, if any Investor elects to purchase any Investor Offered Securities and fails to consummate such purchase within the period provided ("Investor Default Securities"), each other Investor shall have the right to purchase its Pro Rata Fraction of such Investor Offered Securities, and if such other Investors fail to consummate such purchase of all such Investor Default Securities, each Investor who purchased any such Investor Default Securities shall have the right to purchase its Pro Rata Fraction (or such greater number as each such Investor is willing to purchase if such other participating Investors do not elect, or fail, to purchase their full Pro Rata Fraction) of such remaining Investor Default Securities until all such Investor Default Securities have been purchased.


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                  (d)   Allocation of Securities among Investors. Upon the
expiration of the Investor Option Period, the number of Securities to be purchased by each Investor shall be determined as follows: (i) first, there shall be allocated to each Investor electing to purchase, a number of Securities equal to the lesser of (A) the number of Securities that such Investor accepted to purchase as set forth in its respective Investor Acceptance Notice or (B) such Investors' Pro Rata Fraction, and (ii) second, the excess, if any, not allocated under clause (i) above, shall be allocated to those Investors who within the Investor Option Period delivered an Investor Acceptance Notice that set forth a number of Securities that exceeded their respective Pro Rata Fraction, in each case on a Pro Rata Fraction basis up to the amount of such excess.

                  (e) Valuation of Property. In the event that the price set forth in the Investor Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Investor and, as applicable, QuantRx or a majority in interest of the participating other Investors shall mutually determine the fair market value of such consideration, reasonably and in good faith, and QuantRx and the Investors, as the case may be, may effect their purchase under this Section 2.3 by payment of such fair market value in cash or cash equivalents.

                  (f) Sale to Third Party. In the event that QuantRx and the other Investors do not elect to exercise the rights to purchase under this
Section 2.3 with respect to all of the Securities proposed to be sold, or fail to consummate such purchase, the Transferring Investor may sell all of such Securities to the Investor Buyer, or other Person, as applicable, on the terms and conditions set forth in the Investor Offer Notice. Promptly after such Transfer, the Transferring Investor shall notify the Company, which in turn shall promptly notify each other Investor, of the consummation thereof and shall furnish reasonably detailed evidence of the completion and time of completion of the Transfer and of the terms thereof. Prior to the effectiveness of any Transfer hereunder, the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A, and such Transferee shall have all the rights and obligations hereunder as if such Transferee were an Investor. If the Transferring Investor's sale to a Transferee is not consummated in accordance with the terms of the Investor Transaction Offer on or before 30 days after the latest of: (i) the expiration of the Investor QuantRx Option Period, (ii) the expiration of the Investor Option Period and (iii) the satisfaction of all applicable governmental approval or filing requirements, the Investor Transaction Offer shall be deemed to lapse, and any Transfer of Securities pursuant to such Investor Offer shall be in violation of the provisions of this Agreement unless the Transferring Investor sends a new Investor Offer Notice and once again complies with the provisions of this
Section 2.3 with respect to such Investor Offer.

          Section 2.4 Contemporaneous Transfers. If two or more Investors propose concurrent Transfers that are subject to this Article II, then the relevant provisions of Section 2.3 shall apply separately to each such proposed Transfer.

          Section 2.5 Effect of Prohibited Transfers. If any Transfer by an Investor is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement


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by actions for specific performance (to the extent permitted by law); and the
Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.

                        ARTICLE III - RIGHTS TO PURCHASE

          The following provisions of this Article III shall terminate immediately upon, and shall not apply with respect to, the consummation of a QPO. For the purposes of this Article III, the terms "Investor" and "Investors" shall include QuantRx.

          Section 3.1 Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not sell or issue any New Securities, unless the Company first submits a written notice to each Investor identifying the terms of the proposed sale (including price, number or aggregate principal amount of New Securities and all other material terms), and offers to each Investor the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over allotment if some Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company's offer pursuant to this
Section 3.1 shall remain open and irrevocable for a period of 20 days following receipt by the Investors of such written notice.

          Section 3.2 Investor Acceptance. Each Investor may elect to purchase the securities so offered by giving written notice thereof to the Company within such 20 day period, including in such written notice the maximum number of shares of capital stock or other securities of the Company that the Investor wishes to purchase, including the number of such shares it would purchase if one or more other Investors do not elect to purchase their respective Pro Rata Allotments. The closing of the purchase of such securities shall be not more than 30 days after the date on which the last Investor gives such notice.

          Section 3.3 Calculation of Pro Rata Allotment. Each Investor's "Pro Rata Allotment" of such securities shall be determined by dividing (i) the number of shares of Common Stock (on a Fully Diluted Basis) owned by such Investor by (ii) the aggregate number of shares of Common Stock issued and outstanding at the date of determination on a Fully Diluted Basis, as of the date of such written offer. If one or more Investors do not elect to purchase their respective Pro Rata Allotment, each of the electing Investors may purchase such securities on a pro rata basis, based upon the relative holdings of securities of each of the electing Investors in the case of over subscription.

          Section 3.4 Sale to Third Party. Any securities so offered that are not purchased by the Investors pursuant to the offer set forth in Section 3.1 above, may be sold by the Company, but only on terms and conditions not more favorable than those set forth in the notice to Investors, at any time within 20 days following the termination of the above referenced 20 day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 20 day period without renewed compliance with this Article III.


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                         ARTICLE IV - CORPORATE ACTIONS

          The following provisions of this Article IV shall terminate immediately upon the earlier of, and shall not apply with respect to, the consummation of a QPO.

          Section 4.1   Board Composition and Election of Directors. The
Company agrees to take such actions as are necessary or appropriate, and each Stockholder agrees to vote all of the voting securities now owned or hereafter acquired by such Stockholder and to take such other actions as are necessary or appropriate, so as to fix the number of directors at three and to elect or cause the election of Dr. Elmaleh, Walter Witoshkin and a director candidate mutually agreed to by QuantRx and the Company, as directors. If QuantRx' aggregate investment under the Investment Agreement equals or exceeds $5,250,000, the Company agrees to take such actions as are necessary or appropriate, and each Stockholder agrees to vote all of the Voting Securities now owned or hereafter acquired by such Stockholder and to take such other actions as are necessary or appropriate, so as to fix the number of directors at no less than five and to elect or cause the election as directors of (i) Dr. Elmaleh, (ii) Walter Witoshkin, (iii) a director candidate mutually agreed to by QuantRx and the Company, (iv) one director candidate nominated by QuantRx, which director candidate shall be approved by the Company, such approval not to be unreasonably withheld, and (v) one director candidate nominated by the Company, which director candidate shall be approved by QuantRx, such approval not to be unreasonably withheld. Each Stockholder hereby agrees (i) for purposes of establishing a quorum, to be present in person or by proxy at any meeting of Stockholders to elect directors and (ii) to vote all of such Stockholder's shares of Common Stock for, or give such Stockholder's written consent to, the election to the Board of each of the candidates determined pursuant to this
Section 4.1 subject to and in accordance with the terms of this Agreement. The rights of QuantRx under this Section 4.1 are subject to the provisions of
Section 2.02 of the Investment Agreement.

          Section 4.2. Removal. Mr. Witoshkin and any other director designated by the Investor to serve on the Board shall only be removed from the Board at the request of QuantRx.

          Section 4.3 Vacancies. In the event any director dies, resigns, is removed or otherwise ceases to serve as a member of the Board, the Company shall give notice thereof to the Stockholders. If the vacancy is created by a director designated by QuantRx, then QuantRx shall promptly designate a successor, which successor shall be approved by the Company, such approval not to be unreasonably withheld and notify the Board of its selection. If the vacancy is created by Dr. Elmaleh or another director designated by the Company, then the Company shall promptly designate a successor, which successor shall be approved by QuantRx, such approval not to be unreasonably withheld, and notify the Board of the selection.

          Section 4.4 Expenses and Remuneration. The Company shall reimburse directors for their reasonable travel expenses, including the cost of airfare and any necessary meals and lodging, incurred in connection with attending Board meetings.

          Section 4.5 QuantRx Approval of Options. QuantRx shall vote its shares in favor of the amendment or creation of any incentive stock plan to provide for the issuance of the Options as such term is defined in the Investment Agreement.


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          Section 4.6   Section 218(c). The Stockholders and the Company intend
this Article IV to constitute an enforceable voting agreement under Section 218(c) of the Delaware General Corporation Law.

                                    ARTICLE V
                               REGISTRATION RIGHTS

          Section 5.1   Demand Registration. At any time after the earlier of
(i) February 17, 2009 or (ii) 180 days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan of a SEC Rule 145 transaction), QuantRx, if QuantRx holds at least 15% of the issued and outstanding shares of Common Stock on a Fully Diluted Basis, may notify the Company in writing that QuantRx intends to offer or cause to be offered for public sale all or any portion of its Registrable Securities in the manner specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all other Stockholders who each shall then have 20 days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any such other Stockholder to participate in such registration shall be conditioned upon such Stockholder's participation in such underwritten public offering and the inclusion of such Stockholder's Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use reasonable best efforts to expeditiously (but in any event no later than 60 days after such request) file a registration statement for the registration of all Registrable Securities whose Stockholders request participation in such registration under the Securities Act, subject to the other provisions of this Agreement, and to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. If any registration pursuant to this Section 5.1 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced on a pari passu basis, or eliminated entirely, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

          Section 5.2 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give written notice to all Stockholders of its intention so to do. Upon the written request of any such Stockholder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of such holder's Registrable Securities, the Company will use reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. If any registration pursuant to this Section 5.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced on a pari passu basis, or eliminated entirely, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

          Section 5.3 Short-Form Registration on Form S-3. In addition to the rights provided the Stockholders in Sections 5.1 and 5.2, if the Company is already eligible to effect a registration of securities under the Securities Act utilizing Form S-3 (or any similar form having similar requirements promulgated by the SEC), then, upon the written request of QuantRx, the Company shall so notify all Stockholders, and, as expeditiously thereafter as possible, shall use reasonable best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as QuantRx shall specify. Notwithstanding the foregoing, the Company (i) shall not be obligated to effect any such registration within six months after the effective date of any other such registration, and (ii) shall have the right to defer any such registration for not more than six months if the implementation or effectuation of such registration would adversely affect the conduct of the Company's business in the judgment of the Board.

          Section 5.4 Registration Procedures. If and whenever the Company is required by the provisions of this Article V to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act the Company will, as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

                  (b) Prepare and file as expeditiously as reasonably practicable and in any event within 30 days with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of the distribution specified in (i) above, and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period.

                  (c) Furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement.

                  (d) Use reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, except that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

                  (e) Use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

                  (f) Immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon such sellers shall forthwith cease making offers and sales of Registrable Securities pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to Investors of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Notify each seller of Registrable Securities under such registration statement of (i) the effectiveness of such registration statement,
(ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement.

                  (h) Deliver to all security holders as soon as possible after effectiveness of such registration statement an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement as referred to in Section 11(a) of the Securities Act.

                  (i) If the offering is underwritten and a seller of Registrable Securities shall so request, use reasonable best efforts to furnish, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (I) an opinion dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and in customary form; and (II) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller and covering such matters with respect to such registration as such underwriters reasonably may request.

                  (j) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (k) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of (x) the sale of all Registrable Securities covered thereby, and (y) 90 days after the effective date thereof, with reasonable extensions to be granted for suspensions thereof. In connection with each registration hereunder, the sellers of Registrable Securities shall (I) provide such information and execute such documents as may reasonably be required in connection with such registration, (II) agree to sell Registrable Securities on the basis provided in any underwriting arrangements and (III) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In connection with each registration hereunder covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          Section 5.5 Expenses. (a) All expenses incurred by the Company in complying with this Article V, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (except as provided below), fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Securities (which counsel shall be selected by the holders of a majority of the outstanding Registrable Securities), but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the fees and expenses of any special or interim audit or review required in connection with any registration made pursuant to this Article V are called "Selling Expenses."

                  (b) The Company will pay all Registration Expenses in connection with each registration statement under this Article V. All Selling Expenses in connection with each registration statement under this Article V shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

          Section 5.6 Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this
Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Stockholder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case with respect to any such Stockholder or underwriter for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, underwriter or controlling person.

                  (b) To the extent permitted by law, each Stockholder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and will reimburse the Company or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld or delayed) and provided further that no Stockholder shall have any liability under this Section 5.6(b) in excess of the net proceeds actually received by such Stockholder in the relevant public offering.

                  (c) Promptly after receipt by an indemnified party under this Article V of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Article V or otherwise for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel) representing each indemnified party who or which is a party to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The failure to notify an indemnifying party promptly of the commencement of any such action, to the extent prejudicial to his or her ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Article V to such extent, but the omission so to notify the indemnifying party will not relieve him or her of any liability that he may have to any indemnified party otherwise than under this Article V.

          Section 5.7 Reports Under the 1934 Act. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to use reasonable best efforts to:

                  (a) make and keep public information available, within the meaning of Rule 144, at all times after the effective date of (i) the first registration statement covering an underwritten public offering filed by the Company or (ii) registration by the Company under the 1934 Act;

                  (b) following a public offering or a registration under the 1934 Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                  (c) furnish to any Stockholder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          Section 5.8 Transfer of Registration Rights. The registration rights of any Stockholder (and of any permitted transferee of any Stockholder or such Stockholder's permitted transferees) under this Agreement with respect to any Registrable Securities may be transferred to any transferee who acquires Registrable Securities (otherwise than in a registered public offering or in any sale under Rule 144 under the Securities Act) and executes an instrument agreeing to be bound by this Agreement. The Stockholder shall give written notice to the Company promptly after any such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

          Section 5.9   Termination. All registration rights set forth in this
Article V above shall terminate on the fifth anniversary of the completion of the QPO or, with respect to any Stockholder, at such time as all Registrable Securities of such Stockholder may be sold within a three month period pursuant to Rule 144.

          Section 5.10 "Market Stand-Off" Agreement. Each of the Investors agrees, severally and not jointly, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor during a period of up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and (b) all officers and directors of the Company and all Five Percent Stockholders (as defined below) including shares in such offering enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

          Section 6.1 Negative Covenants. At any time when QuantRx or an Affiliate of QuantRx holds at least 15% of the issued and outstanding shares of Common Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) on a Fully Diluted Basis, without the written consent of

QuantRx, the Company shall not, either directly or by amendment, merger, consolidation or otherwise:

                  (a) consummate a public offering of its securities other than a QPO;

                  (b) except in accordance with Article IV, increase or decrease the authorized number of directors constituting the Board;

                  (c) perform any acquisition (including, by way of merger or consolidation);

                  (d) dispose of all or a part of the assets of the Company in a transaction or series of related transactions other than in the ordinary course of business or as set forth in a budget or business plan approved by the Board;

                  (e) perform any transaction that would constitute a "change of control" of the Company (which, for the purposes of this Agreement, shall mean the acquisition of the power, directly or indirectly, to direct the affairs of the Company or the ability to elect a majority of the Board) other than such a transaction with a Strategic Partner;

                  (f)   liquidate or dissolve the Company, or take any action
(A) relating to bankruptcy, insolvency, reorganization or relief from creditors seeking to adjudicate it bankrupt or seeking reorganization, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its assets, or making a general assignment for the benefit of its creditors;

                  (g) except for the Option Agreement, the Investment Agreement and the transactions contemplated or permitted by either thereof (A) create (1) any additional class of capital stock of the Company or (2) any security having a direct or indirect equity participation in the Company or (B) sell or issue shares of capital stock or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Company or (C) issue or incur any long-term debt securities or other long term debt;

                  (h) amend or modify of any provision of the Certificate of Incorporation or By-Laws that affects the rights of QuantRx or is contrary to the terms of this Agreement;

                  (i) approve the Company's annual capital expenditure budget and approve the Company's annual operating budget;

                  (j) approve any expenditures not included in the Company's annual capital expenditure budget or annual operating budget;

                  (k) elect or appoint the Company's chief executive officer or any other member of the Company's senior management;

                  (l) approve of the compensation (including salary, base, bonus and all other items of compensation) for the senior management of the Company or any material changes to such compensation;

                  (m) incur indebtedness for borrowed money in excess of $25,000 in the aggregate during any fiscal year, increase the Company's lines of credit or other credit facilities or place any encumbrance on the assets, properties or revenues of the Company in excess of $25,000;

                  (n)   materially change the business of the Company;

                  (o) declare or pay any dividend or distribution on any shares of capital stock of the Company;

                  (p) enter into any agreement or transaction between the Company and (A) any director or any officer of the Company or (B) any Stockholder or any affiliate of a Stockholder that involves an agreement or transaction in excess of $25,000; and

                  (q) make any decision with respect to any settlement of any material litigation or other action or commence, or participate in, any litigation or other action (whether civil or regulatory).

                                   ARTICLE VII
                                QUANTRX PUT RIGHT

          Section 7.1 QuantRx Put Right. If the rights of the Company under the licenses from General Hospital Corporation shall be restricted, eliminated or otherwise circumscribed such that the Company shall be unable to develop at least one compound using one or more of the technologies licensed to the Company, QuantRx shall have the right, at any time after such breach, to cause the Company to redeem all (but not less than all) of the Common Stock then held by QuantRx (the "Put Right"). QuantRx shall deliver to the Company written notice of its election to exercise the Put Right (the "Put Notice").

          Section 7.2 Put Price. Upon receipt of the Put Notice, the Company shall redeem all (but not less than all) of the outstanding shares of Common Stock then held by QuantRx, out of funds legally available therefor, at a redemption price per share (the "Redemption Price") equal to the sum of (A) $2.00, plus (B) the "Value", which Value shall be determined as follows:

                  (a) if the Common Stock is then traded on a nationally recognized securities exchange or inter-dealer quotation system, the Value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or system over the period commencing with the 30th trading day prior to the date of delivery of the Put Notice and ending with the 30th trading day after such date; provided that the ten highest closing prices and the ten lowest closing prices during such period shall be disregarded in computing such average;

                  (b) if the Common Stock is then traded over-the-counter, the Value shall be deemed to be the average of the closing bid prices over the period commencing with the 30th trading day prior to the date of delivery of the Put Notice and ending with the 30th trading day after such date; provided that the ten highest closing bid prices and the ten lowest closing bid prices during such period shall be disregarded in computing such average; or

                  (c) if there is no active public market for the Common Stock, the Value shall be the fair market value thereof, as mutually determined by the Board and QuantRx; provided that if the Company and QuantRx are unable to reach agreement, then such Value shall be determined by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by Company.

          Section 7.3 Payment of Redemption Price. Within 5 days after receipt of the Put Notice, the Company shall pay to QuantRx the Redemption Price in cash in immediately available funds by wire transfer to the bank account specified by QuantRx in the Put Notice.

          Section 7.4 Other Investors' Put Right. In the event QuantRx exercises its Put Right under this Article VII, the other Investors shall also have a Put Right on the terms and subject to the conditions set forth in this
Article VII. Notwithstanding anything to the contrary contained in this Agreement, no Investor shall be permitted to exercise its put right under this
Section 7.4, or receive any redemption price, until QuantRx has received the full amount of the Redemption price as set forth in Section 7.3.

                                  ARTICLE VIII
                     STAGE 4 INVESTMENT REGISTRATION RIGHTS

          Section 8.1 Stage 4 Investment. Each Investor agrees that, after QuantRx shall have invested at least $9,000,000 in the Company, QuantRx shall have the option, in its sole discretion, but subject to the provisions of this Article VIII, to purchase all of the issued and outstanding Common Stock of the Company owned by such Investor and all other Investors in a stock-for-stock exchange, at the following valuations (i) $50,000,000 if the Company has concluded one successful Phase II Trial, (ii) $70,000,000 if the Company has concluded two successful Phase II Trials and (iii) $90,000,000 if the Company has concluded three successful Phase II Trials (the "Stage 4 Investment"). For this purpose, the Investor's Common Stock shall be valued at $4.00 per share or the then market price of the stock, whichever is lower. The Stage 4 Investment shall be consummated pursuant to, and in accordance with, a definitive agreement, which shall contain the terms and conditions set forth in this Section 8.1 and shall be substantially similar to the Investment Agreement.

          Section 8.2. The Company's Valuation Right. The Company, within 30 days after at least $9,000,000 shall have been so invested by QuantRx, shall make a determination of the value of the Company. If the Company shall determine that the value of the Company is greater than 120% of the Stage 4 Investment amount described above then applicable under Section 8.1, the Company shall have the right to obtain a formal independent valuation (the "Independent Valuation") of the Company and thereafter, if the Independent Valuation shall be greater than such 120% amount, to seek to obtain a purchaser of all of the issued and outstanding Common Stock of the Company upon terms consistent with the Independent Valuation; provided, however, that QuantRx shall have a right of first refusal in respect of a purchase of all of the issued and outstanding Common Stock of the Company upon terms consistent with the

Independent Valuation. QuantRx must exercise its rights of first refusal within 30 days of the date of the Independent Valuation. The Independent Valuation shall be completed within 60 days after at least $9,000,000 shall have been so invested by QuantRx. QuantRx shall have the right to approve the Person that conducts the Independent Valuation. If the Independent Valuation shall be equal to or less than such 120% amount or if the Company shall be unable to consummate a purchase greater than such 120% amount within six months after at least $9,000,000 shall have been so invested, QuantRx shall have the right to complete the Stage 4 Investment as provided herein.

          Section 8.3 Public Offering. If QuantRx does not exercise its option under Section 8.1 within 90 days after its right to do so, then the Company shall have the right to conduct an initial public offering of the Common Stock yielding net proceeds of at least three times the Post Money Valuation of the Company as determined in accordance with the Pro Forma Table as of the end of the prior round of investment at the per share price applicable to such investment.

          Section 8.4 Piggyback Registration. Within 60 days after the completion of a Stage 4 Investment, QuantRx shall use its reasonable best efforts to register any securities that would be received by stockholders of the Company in connection with any stock-for-stock exchange under Section 8.1 under the Securities Act for sale to the public. QuantRx shall promptly give written notice to all stockholders of the Company of its intention to file such a registration statement (the "QuantRx Notice"). Upon the written request of any such stockholder, received by QuantRx within 30 days after the date the QuantRx Notice is delivered, to register any of such holder's registrable securities, QuantRx will use reasonable best efforts to cause the registrable securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by QuantRx. If any registration pursuant to this Section 8.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of registrable securities to be included in such an underwriting may be reduced on a pari passu basis, or eliminated entirely, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein. If QuantRx shall be unable to cause such registration to be effective for all securities eligible to participate therein pursuant to the foregoing provisions, QuantRx shall be obligated to undertake not more than two such additional registrations upon the request of the then holders of a majority of the outstanding stock delivered by QuantRx in consummating its Stage 4 Investment, but not more frequently than annually.

          Section 8.5 Sale Pursuant to Offer. If at any time the Company shall receive an offer to purchase all of the issued and outstanding stock of the Company or all or substantially all of its assets, or to otherwise enter into a transaction or series of transactions, that will result in the Company receiving net proceeds of equal to or in excess of 120% of the applicable Stage 4 Investment amount, subject to QuantRx' right of first refusal contained in
Section 8.2, the Company shall have the right to consummate such transaction notwithstanding any other provision of this Agreement or the Investment Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

          Section 9.1 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          Section 9.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

                  (a)   if to the Company, at

                        FluoroPharma, Inc.
                        c/o Puretech Ventures, LLC
                        222 Berkley Street Suite 1040,
                        Boston, MA 02116
                        Attn: David Elmaleh
                        Telephone: 617-482-2333
                        Telecopy: 617-482-3337

                        with a copy to:
                        Burns and Levinson LLP
                        125 Summer Street
                        Boston, MA 02116
                        Attn: James H. Belanger
                        Telephone: 617-345-3875
                        Telecopy: 617-345-3299

                  (b)   if to QuantRx, at

                        QuantRx Biomedical Corporation
                        QuantRx Biomedical Corporation
                        Suite 230, 321 Norristown Road
                        Ambler, Pennsylvania 19002
                        Attn: Walter Witoshkin, President and Chief
                              Executive Officer
                        Telephone: 215-540-4206
                        Telecopy:  215-540-4318

                        with a copy to:

                        Michael D. Helsel, Esq.
                        Greenberg Traurig, LP
                        The MetLife Building
                        200 Park Avenue
                        New York, NY 10166
                        Telephone:  (212) 801-6962
                        Telecopy:  (212) 805-9284

                  (c) if to an Investor, at the address of such Investor set forth on the Schedule of Investors attached hereto, as the case may be, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Notices shall be effective (i) upon delivery, if delivered in person, (ii) three (3) days after deposit in the U.S. mails, if mailed, and (iii) on the day following deposit with the courier service, if sent by overnight courier.

          Section 9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of laws.

          Section 9.4 Entire Agreement. This Agreement and the Investment Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

          Section 9.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall be deemed to be originals notwithstanding the failure subsequently to deliver originally signed counterparts thereof.

          Section 9.6 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of the Company and of QuantRx.

          Section 9.7 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

          Section 9.8 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

          Section 9.9 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.10 Additional Investors. Any additional investor purchasing Common Stock from the Company shall, simultaneously with the execution and delivery of a counterpart signature page to the definitive purchase agreement, execute and deliver the counterpart signature page to this Agreement attached hereto. Upon such execution and delivery, such additional investor shall become a party to this Agreement and shall become an Investor hereunder with all the rights and obligations of an Investor.

          Section 9.11 Termination. Except as set forth in Section 5.9, this Agreement shall terminate and be of no further force and effect upon the closing of a QPO.

          Section 9.12. Termination of Original Agreement and the BLSI Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. Specifically, the Original Agreement and the BLSI Agreement are hereby superseded in full by this Agreement and all rights and obligations under the Original Agreement and the BLSI Agreement are hereby terminated.

                                    ARTICLE X
                                   DEFINITIONS

          Section 10.1. Definitions. For the purposes of this Agreement:

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          An "Affiliate" of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          "Five Percent Stockholder" means any person or entity that owns, at the time of such effective date, five percent or more of the issued and outstanding shares of Common Stock.

          "Fully Diluted Basis" means that all options (including all options available to be granted but not yet granted under any such plan), warrants or other rights of any kind to acquire Common Stock and all securities convertible or exchangeable (directly or indirectly) into Common Stock outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Stock issuable as a result thereof shall be deemed to have been fully issued.

          "GAAP" means generally accepted accounting principles in the United States.

          "New Securities" means any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company. New Securities shall not include (i) shares of Common Stock issued upon the conversion of any shares of Preferred Stock; (ii) securities issued upon the conversion or exercise of any debenture, warrant, option or other convertible security that was outstanding on the date hereof or that was issued to QuantRx under the Investment Agreement; (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; and (iv) securities issuable pursuant to a QPO.

          "Person" means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

          "Pro Rata Fraction" means, with respect to QuantRx or any Investor, a number of Securities multiplied by a fraction, the numerator of which is the total number of Securities owned by QuantRx or such Investor, and the denominator of which is the total number of Securities owned by all participating Investors (including QuantRx), in each case as of the applicable date.

          "QPO" means an initial public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company yielding net proceeds of at least three times the Post Money Valuation of the Company as determined in accordance with the Pro Forma Table as of the end of the prior round of investment at the per share price applicable to such investment.

          "Register," "registered," and "registration" means a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

          "Registrable Securities" means (1) the Common Stock held by QuantRx and each Investor (or Common Stock for or into which New Securities purchased by the Investor pursuant to Article III may be exercised or converted), (2) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Common Stock referred to in the prior clauses, and (3) any Common Stock of the Company issuable upon conversion, exercise or exchange of convertible securities, warrants, options or similar rights issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Common Stock; provided, however, that shares of Common Stock which are "Registrable Securities" shall cease to be Registrable Securities (i) upon any sale of such shares pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act or (ii) upon a transfer of such shares to a person or entity to whom or which the registration rights granted in this Agreement have not been transferred.

          "Securities" means any shares of capital stock of the Company, or securities exercisable for or convertible into shares of capital stock of the Company.

          "Securities Act" means the Securities Act of 1933, as amended.

          "SEC" means the United States Securities and Exchange Commission.

          "Stockholder" means QuantRx, any Investor holding Registrable Securities and any other Person holding Registrable Securities to whom the registration rights granted in this Agreement have been transferred.

          "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, QuantRx, the Company, and the Investors have executed, or caused to be executed, this Agreement as of the day and year first above written.


                                  QUANTRX BIOMEDICAL CORPORATION



                                  By:
                                       /s/ Walter Witoshkin
                                      ------------------------------------------
                                  Name:  Walter Witoshkin
                                  Title:  President and Chief Executive Officer


                                  FLUOROPHARMA, INC.



                                  By:  /s/ David Elmaleh
                                      ------------------------------------------
                                  Name:
                                  Title:

                  [TO BE EXECUTED BY ALL COMPANY STOCKHOLDERS]

                                  INVESTORS



                                  ----------------------------------------------
                                  Printed Name of Investor



                                  ----------------------------------------------
                                  Signature


                                  ----------------------------------------------
                                  Name of Signatory (for an entity only)


                                  ----------------------------------------------
                                  Title of Signatory (for an entity only)